UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 22, 2005

Date of Report (Date of earliest event reported)

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13948	62-1612879
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

100 North Point Center East, Suite 600
Atlanta, Georgia	30022
(Address of principal executive offices)	(Zip code)

1-800-514-0186
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act.  (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.  (17 CFR 240.13c-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On December 22, 2005, Philip Morris USA Inc. (formerly Philip Morris Incorporated), a Virginia corporation doing business as Philip Morris U.S.A. (“Buyer”), and Schweitzer-Mauduit International, Inc., a Delaware corporation (“Seller”), have entered into Amendment No. 6 to the Amended and Restated Addendum to Fine Paper Supply Agreement, which effectively extended the term of the agreement by 1 year, and Amendment No. 7 to the Second Amended and Restated Agreement for Fine Paper Supply.  For the year beginning January 1, 2006, it is the intention of the Parties to provide for an adjustment in compensation due from the Buyer to the Seller for tobacco related products.  All other provisions of the Amended and Restated Addendum to Fine Papers Supply Agreement are effective as previously amended.  All other provisions of the Second Amended and Restated Agreement for Fine Paper Supply are effective as previously amended.

The Amendment No. 6 to the Amended and Restated Addendum to Fine Papers Supply Agreement between Philip Morris USA Inc. and Schweitzer-Mauduit International, Inc. and Amendment No. 7 to the Second Amended and Restated Agreement for Fine Paper Supply between Philip Morris USA Inc. and Schweitzer-Mauduit International, Inc. will be filed as exhibits with the Company’s next periodic report.

Item 9.01        Financial Statements and Exhibits.

(d)  Exhibits

99.1                             Press Release, dated December 22, 2005, of Schweitzer-Mauduit International, Inc., announcing the continuation of the supply agreement with Philip Morris.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schweitzer-Mauduit International, Inc.

By:	/s/ Paul C. Roberts
Paul C. Roberts
Chief Financial Officer and Treasurer

Dated:  December 22, 2005

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

Current Report on Form 8-K

dated December 22, 2005

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated December 22, 2005, of Schweitzer-Mauduit International, Inc., announcing the continuation of the supply agreement with Philip Morris.